Exhibit 99.1

BMHC ANNOUNCES DISCUSSIONS WITH LENDERS

SAN FRANCISCO, February 4, 2008 -- Building Materials Holding Corporation (NYSE: BLG), a leading provider of construction services and building materials to professional residential builders and contractors, today announced that it is in discussions with its lenders regarding a temporary waiver of certain conditions to borrowing under its credit facility as well as a permanent amendment to its syndicated credit facility.

BMHC currently is in the process of finalizing its financial statements for the fourth quarter and full year 2007 and completing its year-end audit. Although these processes have not been finalized, BMHC has been discussing with its lenders a temporary waiver of certain covenants, in order to preserve access to liquidity under the credit facility, and an amendment to the credit facility to better reflect current market conditions. BMHC currently expects that it will reach agreement with its lenders on both the appropriate waiver and the amendment in a timely manner and that its business operations will not be affected.

BMHC’s existing credit facility includes a revolver of $500 million, a term loan of $350 million, and an option to increase the credit facility by an aggregate amount of $250 million. As of December 31, 2007, there were no borrowings under the revolver and $346 million was outstanding under the term loan.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. To learn more about BMHC, visit our website at http://www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:

•	demand for single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;
•	our business model;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	our ability to identify and acquire suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	implementation of cost structures that align with revenue growth;
•	changes in the business models of our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions, including natural catastrophic events;
•	construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, but are not limited to:
•	share price fluctuations and
•	potential share price limitations due to anti-takeover defenses in our governing documents and certain provisions under Delaware law.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs, and our ability to reach agreement with our lenders with respect to amendments and waivers to our credit facility. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACT:	Bill Smartt, Senior Vice President and Chief Financial Officer, or
Mark Kailer, Vice President, Treasurer and Investor Relations Officer,
+1-415-627-9100, both of BMHC; or
Lisa Laukkanen of The Blueshirt Group for BMHC
+1-415-217-4967, lisa@blueshirtgroup.com

Web site: http://www.bmhc.com
(BLG)